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                                                                    Exhibit 10.1

                                                                  CONFORMED COPY

                            EAGLE FAMILY FOODS, INC.

          Employment Agreement, dated as of the 31st day of March, 2000, between Eagle Family Foods, Inc. (the "Company"), Eagle Family Foods Holdings, Inc. ("Holdings") and Mark J. Greatrex (the "Employee").

          Witnesseth:

          Whereas, the Company recognizes that the growth, profitability and success of the Company will be materially and substantially enhanced by the employment of the Employee by the Company; and

          Whereas, the Company desires to employ the Employee, and the Employee has indicated his willingness to provide his services, on the terms and conditions set forth herein;

          Now, therefore, in consideration of the mutual covenants and agreements contained herein, the Company and the Employee agree as follows:

          Section 1. Employment. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and subject to the conditions contained in this agreement. Subject to the terms and conditions contained herein, the Employee shall serve as the Company's Senior Vice President - Marketing and Sales and, in such capacity, shall report to the Company's President and Chief Executive Officer (the "President") and shall have such duties as are typically performed by the Senior Vice President - Marketing and Sales of a food company, together with such additional duties, commensurate with the Employees position, as may be assigned to him from time to time by the President. The principal location of the Employee's employment will be at the offices of the Company in Tarrytown, New York, although the Employee understands and agrees that he may be required to travel from time to time for business reasons.

          Section 2. Term.  Unless terminated pursuant to Section 6 hereof,

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the Employee's employment hereunder shall commence on April 17/th/, 2000 (the
"Starting Date") and shall continue during the period ending on the first anniversary of the Starting Date (the "Initial Term"). Beginning with such anniversary date, the Employment term shall be extended automatically for consecutive periods of one year on each anniversary date of this agreement. The Initial Term, together with any extension pursuant to this Section 2, is referred to herein as the "Employment Term". The Employment Term shall terminate upon any termination of the Employee's employment pursuant to Section 6.


          Section 3. Compensation. During the Employment Term, the Employee shall be entitled to the following compensation and benefits:

          (a) Salary: As compensation for the performance of the Employee's services hereunder, the Company shall pay to the Employee a salary (the "Salary") of $255,000 per annum, subject to required tax withholding and deductions for benefits, with increases, if any, as may be approved by the President. The salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

          (b) Annual Bonus Plan: The Employee shall be eligible to receive an annual cash bonus (the "Bonus") which shall be determined by the Board of Directors of the Company ("the Board"). With respect to each of the Company's fiscal years, the Employee's Bonus eligibility shall be as follows: (1) 55% of Salary (which shall be deemed to be a half year of Salary for the fiscal year ending July 1, 2000), based upon the Employee's achievement of personal goals specified by the President and the Company's achievement of 100% of Target EBITDA for such fiscal year; and (2) 2% of Salary for each percentage point by which the Company exceeds 100% of Target EBITDA for such fiscal year, provided, however, that the maximum Bonus payable pursuant to this paragraph for any fiscal year shall not exceed 100% of Salary. "Target EBITDA" is the Company's earnings for the year before interest, taxes, depreciation and amortization as set forth in the Company's business plan for each fiscal year and approved by the Board. For each fiscal year during the Employment Term, the relevant performance targets may be changed by the President discretion, provided that the Employee's aggregate Bonus potential as a percentage of Salary shall not decrease. That is performance criteria may change and may no longer consist of achievement of Target EBITDA but, even

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so, the Bonus, as a percent of Salary, realizable in any year for achievement of that year's criteria will not be less than that provided above for achievement of Target EBITDA.

          (c) Benefits: In addition to Salary and Bonus-eligibility, the Employee shall be entitled to participate in health, insurance and other benefits provided to other Company employees at an executive level similar to that of the Employee and on terms no less favorable than the terms available to those employees. The Employee shall be entitled to four weeks vacation, as well as time off and other consideration in accordance with the Company's policies applicable to employees of the Company at an executive level similar to that of the Employee in effect from time to time.

          (d)  Awards of shares of Holdings' stock:

          (1) The Employee shall be eligible to receive awards of restricted stock and options under the Eagle Family Foods Holdings Inc. 1998 Stock Incentive Plan (the "Stock Plan"), as determined by the Board of Directors of Holdings (the "Holdings Board") or a designated committee thereof in its sole discretion. The terms of such awards including, without limitation, those that apply upon the termination of the Employee's employment, shall be governed by the Stock Plan and any award agreements entered into between the Employee and Holdings.

          (2) The Employee's initial award of restricted stock pursuant to the Stock Plan is 27,500 shares. The terms of this award including, without limitation, those which apply upon the termination of the Employee's employment, shall be governed by the Stock Plan and the award agreement entered into between the Employee and Holdings. It is agreed that the award agreement shall provide that the shares shall vest 25% on each January 23/rd/ of each of the next four years, beginning January 23, 2001. The award agreement shall also provide that all unvested shares shall vest immediately upon an IPO, and immediately prior to a change in control of the Company or Holdings or a sale of all or substantially all of the assets of the Company. A form of award agreement is attached hereto as Exhibit A.

          (4) Any shares of Holdings' stock, of any class, purchased by or awarded to the Employee shall be subject to the terms and conditions of the proposed Eagle Family Foods Holdings, Inc. Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholders Agreement").

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          Section 4.  Exclusivity: During the Employment Term the Employee shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the President in accordance with the terms of this agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be pursued for financial gain, except that the Employee may (a) participate in the activities of professional trade organizations related to the business of the Company (b) engage in personal investing activities, provided that these permitted activities do not interfere in any material way with the Employee's effective service to the Company pursuant to this agreement and (c) continue to act as a member of the Board of Directors of Vision Associates and such other directorships as may be approved in advance by the President.

          Section 5. Reimbursement for Expenses. The Employee is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items, in accordance with the Company's travel and entertainment policies and requirements for prior approval in certain cases, as the same may be modified from time to time. The Company shall reimburse the Employee for all such proper expenses upon presentation by the Employee of itemized accounts of such expenditures, supported by appropriate documentation.

          Section 6.  Termination and Default.

          (a) Death. The Employee's employment shall terminate upon his death and, in such event, the Employee's estate shall be entitled to receive the amounts specified in Section 6(e), below.

          (b) Disability. If the Employee is unable to perform his duties under this agreement because of illness, injury or other change in the Employee's condition that results in a lack of adequate physical or mental capacity, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Employee hereunder, unless the

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Employee is unable to perform the duties required of him under this agreement for an aggregate of 180 days, consecutive or not, during any 12 month period during the term of this agreement, in which event the Company may terminate the Employee's employment for "Disability".


          (c) Cause: The Company may terminate the Employee's employment at any time, with or without Cause. In the event of termination pursuant to this
Section 6(c) for Cause, the Company shall deliver written notice to the Employee setting forth the basis for such termination, which notice shall specify the nature of the Cause for termination. Termination shall be effective upon the delivery of such notice. "Cause" shall mean (i) the Employee's failure (except when caused by disability as contemplated by Section 6(b), above), neglect or refusal to perform his duties hereunder for a period in excess of thirty days following receipt of a written notice specifying such failure, neglect or refusal, (ii) any willful or intentional act of the Employee that has the effect of injuring the reputation or business of the Company, (iii) any willful or intentional misrepresentation made by or at the instigation of the Employee to the President or any other member of the Board, iv) any continued or repeated absence from his duties unless such absence is approved or excused by the President or is the result of disability as contemplated by Section 6(b), above,
(v) use of illegal drugs or repeated drunkenness while engaged in his responsibilities hereunder or in public, (vi) conviction for the commission of a felony, (vii) the commission of any fraud upon the Company or the theft, by embezzlement or otherwise, of any of the Company's assets or (viii) any breach of the obligations of the Employee under Section 7 hereof.

          (d) Resignation: The Employee shall have the right to terminate his employment at any time by the giving of 30 days prior written notice to the Company.

          (e)  Payments; Repurchase of Stock:

                    (1) In the event that the Employee's employment terminates for any reason, the Company shall pay to the Employee all amounts accrued but unpaid hereunder through the date of termination in respect of Salary and reimbursable expenses. In the event the Employee's employment is terminated by the Company without cause, in addition to the amounts specified in the previous sentence, the Employee shall (A) continue to receive Salary

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(less any applicable withholding or similar taxes) at the rate in effect on the date of termination for a period of 12 months following the termination (the Severance Term") and (B) remain eligible to participate in benefits offered in accordance with section 3(c) hereof during the Severance Term. Upon termination the Employee shall be entitled to a full program of outplacement assistance and upon completion of the Severance Term the Employee shall be entitled to COBRA coverage.

                    (2) Upon termination of the Employee's employment for Cause, or if the Employee resigns, Holdings shall have the right, but not the obligation, to purchase any stock of Holdings owned by the Employee and not subject to the Stock Plan's provisions at the lower of the Employee's initial cost or the Fair Value of the shares.

                    (3) In the event of a termination of the Employee's employment by the Company without Cause, or by reason of his death or Disability, Holdings shall have the right and obligation to purchase from the Employee any stock of Holdings owned by the Employee or his estate and not subject to the Stock Plan's provisions at the Fair Value of the shares.

                    (4) For the purposes of this agreement, "Fair Value" means the fair market value of the shares being purchased, as determined in good faith by a majority of the directors of the Holdings Board.

                    (5) In addition to the right and obligations described herein, all shares of the stock of the Company, of any class, owned by the Employee shall be subject, without implying any limitation of the application of the Stock Plan, to the terms and conditions of the Stockholder's Agreement.

            (f) Survival of Operative Sections: Upon any termination of the Employee's employment, the provisions of Section 6(e) and the Sections of this agreement following Section 6(e) shall survive to the extent necessary to give effect to the provisions thereof.


            Section 7. Secrecy and Non-Competition.
            (a) No Competing Employment: The Employee acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and that by his employment with the Company the Employee will obtain knowledge and experience which

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could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore the Employee agrees that, for the period commencing on the date of this agreement and ending on the first anniversary of the termination of the Employee's employment hereunder (the "Restricted Period"), the Employee shall not participate or engage, directly or indirectly, in any business activity if such activity competes with any activity undertaken or expressly contemplated to be undertaken by the Company. For this purpose "activity undertaken" shall be understood to mean the product categories and business platforms actually in the Company's portfolio at the commencement of the restricted period and "expressly contemplated to be undertaken by the Company" shall be understood to mean the Company has plans to enter upon such activity prior to the expiration of the Restricted Period.

          (b) Nondisclosure of Confidential Information: The Employee shall not disclose to any person or entity or use, either during the Employment Term or after, any information not in the public domain nor generally known in the industry acquired during the Employment Term relating to the Company including, but not limited to, business plans, customers, suppliers, know-how, trade secrets, formulas, manufacturing and other processes, computer programs, research of every kind and new product initiatives, in all cases whether or not written and however embodied, which is, or has been or may be used in the business of the Company. Upon termination of his employment the Employee shall return to the Company all files, correspondence and other records and communications received or originated or maintained by the Employee during the course and term of his employment.

          (c) No Interference: During the Restricted Period the Employee shall not, for his own account or the account of any other person or entity, directly or indirectly solicit, endeavor to entice away from the Company or otherwise interfere with the relationship of the Company with any of its officers, directors, employees, any individual performing services for the Company as an independent contractor, any supplier to the Company or any customer of the Company.

          (d) Inventions, etc.: The Employee hereby sells, transfers and assigns to the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements made or conceived by the Employee, whether or not they be copyrighted, patented or patentable, during his employment by the Company which in any way relate to the business, functions or operations of the Company, present or prospective, or to

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the industries in which the Company now or hereafter competes. The Employee shall cooperate fully to give full effect to the provisions hereof and shall provide the Company with all information and execute all documents which the Company deems necessary or convenient to secure, protect and exploit its right acquired hereunder.

          Section 8. Injunctive Relief. Without limiting the remedies available to the Company, the Employee acknowledges that any breach of any of his covenants and undertakings expressed in Section 7, above, may result in material and irreparable harm to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such harm with precision and that, in the event of such a breach or threat or same, the Company shall be entitled obtain a temporary restraining order and/or preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach, restraining the Employee from engaging in any activity prohibited by Section 7, above, or such other relief as may be required specifically to enforce any of the covenants or undertakings expressed in Section 7, above.


          Section 9. Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to Section 8, above, the Restricted Period shall be extended by any and all periods during which the Employee shall have been found by a court to have been in violation of any of the covenants and undertakings expressed in section 7, above.


          Section 10. Representations and Warranties. The Employee represents and warrants to the Company that (a) this agreement constitutes a valid and binding obligation of the Employee, enforceable against him in accordance with its terms and (b) the Employee is not a party to any agreement, including without limitation, any employment or non-competition agreement, nor is he subject to any order, judgment or under any legal disability which would restrict or in any way purport to affect or prevent his employment and the performance of his duties hereunder.


          Section 11. Successors and Assigns; No Third-Party Beneficiaries. This agreement shall inure to the benefit of, and be binding

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upon, the successors and assigns of each of the parties, including, but not limited to, the Employee's heirs and the personal representatives of the Employee's estate; provided, however, that neither party shall assign or delegate any of the obligations created by this agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign its rights and obligations hereunder to any subsidiary or affiliate of the Company. Nothing in this agreement shall confer upon any person or entity not a party any rights or remedies of any kind or nature whatsoever.


          Section 12. Waiver and Amendments. Any waiver, alteration or amendment of this agreement shall be valid only if in writing and signed by both parties. No waiver by either party of a right hereunder shall be deemed to constitute a waiver with respect to any subsequent event.


          Section 13. Governing Law. This agreement shall be governed by and construed in accordance the laws of the State of New York applicable to contracts made and to be performed entirely within said State.


          Section 14. Notices. All notices and other communications under this agreement shall be in writing and delivered by hand, facsimile transmission or first class mail, postage prepaid and shall be effective on the date of actual receipt by the addressee.


          Section 15. Entire Agreement. This agreement constitutes the entire understanding and agreement of the parties regarding the employment of the Employee. It supersedes and replaces all prior communications by and understandings of the parties relating to such employment.


          Section 16. Severability. In the event that any part or parts of this agreement shall be held illegal or unenforceable, such determination shall not effect the remaining provisions of this agreement, all of which shall remain in full force and effect.

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          In witness whereof the parties hereto have executed this agreement as of the date first written above.


                                         EAGLE FAMILY FOODS, INC.

                                         By: /s/ John O'C. Nugent
                                            ----------------------------------
                                             John O'C. Nugent
                                             President & Chief Executive Officer

                                         EAGLE FAMILY FOODS HOLDINGS, INC.

                                         By: /s/ John O'C. Nugent
                                            ----------------------------------
                                             John O'C. Nugent
                                             President & Chief Executive Officer

                                             /s/ Mark J. Greatrex
                                            ----------------------------------
                                             Mark J. Greatrex

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                                   SCHEDULE A
                        To Employment Agreement between
                 Eagle Family Foods, Inc. and Mark J. Greatrex


                           RESTRICTED STOCK AGREEMENT
                                   UNDER THE
                       EAGLE FAMILY FOODS HOLDINGS, INC.
                           1998 STOCK INCENTIVE PLAN


     THIS AGREEMENT is made effective as of the day of 2000 between Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company"), and Mark J. Greatrex (the "Grantee"). Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Eagle Family Foods Holdings, Inc. 1998 Stock Incentive Plan (the "Plan").

     WHEREAS, pursuant to the Plan, the Company desires to grant to Grantee Restricted Shares on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  Grant of Restricted Shares.  Subject to the Grantee's execution of the
    --------------------------
Stockholders Agreement, the Company hereby grants to the Grantee 27,500 Restricted Shares on the terms and conditions set forth herein. The Restricted Shares granted hereunder shall be registered in the Grantee's name, but the certificates evidencing such Restricted Shares shall be retained by the Company during the period prior to the vesting of such shares as set forth in Section 3 hereof (the "Restriction Period"). The Grantee shall execute a stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company. the Grantee expressly acknowledges receipt of a copy of the Plan and agrees to be bound by all of the provisions of the Plan.

2.  Non-Transferability.  Except as otherwise specifically permitted in the
    -------------------
Stockholders Agreement, during the Registration Period, the Grantee may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares. Any transferee of Restricted Shares which are transferred in accordance with the

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provisions of the Stockholders Agreement shall take such Restricted Shares subject to all limitations and obligations imposed on the Grantee under the Plan and this Agreement. Restricted Shares for which the Restriction Period has expired shall continue to be subject to the terms of the Stockholders Agreement.

3.   Lapse of Restrictions; Forfeiture; Repurchase Rights.
----------------------------------------------------------

     (a) Except as otherwise provided in this Section 3, the Restricted Shares granted hereunder shall vest, and the restrictions imposed thereon shall lapse, at the rate of four annual installments of 25% each beginning on January 23, 2001 and on each January 23 thereafter (each, a "Vesting Date"), provided that the Grantee is employed by the company as of each such Vesting Date. In the event that an IPO occurs prior to January 23, 2004, all of the Restricted Shares not yet vested shall vest on the effective date of such IPO. In the event of a sale of all or substantially all of the assets of the Company or of its subsidiary, Eagle Family Foods, Inc. ("Foods") or a change in control of the Company or Foods, the balance of the Restricted Shares which have not theretofore vested shall vest immediately prior to such sale or change in control.

     (b) In the event that, prior to an IPO, the Grantee's employment with the Company is terminated for Cause (as defined below), or the Grantee voluntarily resigns his employment for any reason, all Restricted Shares, whether or not vested as of the date of such termination, shall be forfeited to the Company, and the Grantee shall have no further rights with respect to such shares. All Retained Distributions which have not been paid to the Grantee as the date of such termination shall also be forfeited.

     (c) In the event that, prior to an IPO, the Grantee's employment with the Company is terminated without Cause, or by reason of the Grantee's death or Disability (as defined below), all Restricted Shares with respect to which the Restriction Period has not expired as of the date of such termination shall be forfeited to the Company, and the Grantee shall have no further rights with respect to such shares. All Retained Distributions with respect to such shares also be forfeited. With respect to Restricted Shares for which the Restriction Period has lapsed as of the date of such termination, the Company shall have the right and the obligation to purchase such shares at their "Fair Value" (as defined below). The Company, at its option, may pay the repurchase price for such shares (i) in cash, or (ii) with a promissory note bearing a market rate of interest and with a maximum term of five (5) years.

     (d) In the event that Grantee's employment is terminated for any reason on or after an IPO, such termination shall not affect the Grantee's rights with respect to Restricted Shares for which the Restriction Period has lapsed as of the date of such termination, provided that such shares shall continue to be subject to the provisions of

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the Stockholders Agreement.

     (e) For purposes of this Agreement, "Cause" shall have the meaning given such term in the Grantee's employment agreement with the Company or, in the absence of such an agreement, shall mean: (i) the Grantee's failure (except where due to a disability contemplated by subsection (f) hereof), neglect or refusal to perform his duties hereunder which failure, neglect or refusal shall not have been corrected by the Grantee within 30 days of receipt by the Grantee of written notice from the Company of such failure, neglect or refusal, which notice shall specifically set forth the nature of said failure, neglect or refusal, (ii) any willful or intentional act of the Grantee that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect; (iii) any willful or intentional misrepresentation made by or at the behest of the Grantee to the Board of Directors; (iv) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board of Directors or (B) is the result of the Grantee's illness, disability or incapacity; (v) use of illegal drugs by the Grantee or repeated drunkenness while performing duties required under this Agreement or in public; (vi) conviction of the Grantee for the commission of a felony; (vii) the commission by the Grantee of an act of fraud or embezzlement against the Company; or (viii) any breach of the Company's written confidentiality police in effect from time to time.

     (f) For purposes of this Agreement, "Disability" shall have the meaning given such term in the Grantee's employment agreement with the Company or, in the absence of such an agreement, shall mean a disability which entitles the Grantee to receive long-term disability benefits under the Company's disability plans.

     (g) For purposes of this Agreement, "Fair Value" means the fair market value of the Grantee's shares, as determined in good faith in writing by a majority of the directors of the Holdings Board.

     (h) The term "Company," when used in this Agreement with reference to the Grantee's employment or termination of employment, shall include the Company and its subsidiaries (as defined in the Plan).

     4.  Delivery of Share Certificates.  Upon the vesting of any Restricted
         ------------------------------
Shares granted hereunder, the certificates evidencing such Restricted Shares shall be delivered promptly to the Grantee. In the case of the Grantee's death such certificates will be delivered to the beneficiary designated in writing by the Grantee pursuant to a form of designation provided by the Company, to the Grantee's legatee or legatees, or to his personal representatives or distributees, as the case may be. Such certificates may bear restrictive legends to evidence the restrictions and other provisions of the Plan, this Agreement and the Stockholders Agreement.

                                       13
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     5.  Binding Effect.  This Agreement shall be binding upon the heirs,
         --------------
executors, administrators and successors of the parties hereto.

     6.  Governing Law.  This Agreement shall be construed and interpreted in
         -------------
accordance with the laws of the State of New York without reference to rules relating to conflicts of law.

     7.  Headings.  Headings are for the convenience of the parties hereto and
         --------
are not deemed to be part of this Agreement.

     8.  Plan.  The terms of the Plan, a copy of which is attached hereto, are
         ----
made part of this Agreement and are incorporated herein by reference. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.

     EXECUTED effective as of the day and year first written above.

                                       EAGLE FAMILY FOODS HOLDINGS, INC.

                                       By: /s/ John O'C. Nugent
                                          ------------------------------------
                                           John O'C. Nugent
                                           President and Chief Executive Officer


                                       GRANTEE:


                                           /s/ Mark J. Greatrex
                                          ------------------------------------


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